UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 15, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 23, 2010, we entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”) for the purchase of up to one million five hundred thousand shares of our common stock.  On July 15, 2010, we entered into a Mutual Termination Agreement with LPC to terminate the Purchase Agreement and all of each party’s rights and obligation to buy and sell shares of common stock thereunder. There were no costs or fees paid or payable by either party in connection with the termination of the Purchase Agreement.

The foregoing description of the Mutual Termination Agreement is qualified in its entirety by reference to the full text of the Mutual Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1     Mutual Termination Agreement, dated as of July 15, 2010, by and between Axion International Holdings, Inc. and Lincoln Park Capital Fund, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2010

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name:	James Kerstein
Title:	Chief Executive Officer